    As filed with the Securities and Exchange Commission on October 1, 1998

                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------
                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------
                       NEW PLAN EXCEL REALTY TRUST, INC.
            (Exact name of registrant as specified in its charter)

                   Maryland                                   33-0160389
           (State of incorporation)                        (I.R.S. Employer
                                                          Identification No.)

          1120 Avenue of the Americas
              New York, New York                                 10036
   (Address of principal executive offices)                    (Zip Code)

                             New Plan Realty Trust
                      Retirement and 401(k) Savings Plan
                           (Full title of the plan)
                   ----------------------------------------
                                Arnold Laubich
                            Chief Executive Officer
                       New Plan Excel Realty Trust, Inc.
                          1120 Avenue of the Americas
                           New York, New York  10036
                    (Name and address of agent for service)

                                (212) 869-3000
         (Telephone number, including area code, of agent for service)
                   ----------------------------------------


                        Calculation of Registration Fee

================================================================================================================
   Title of Securities       Amount to be      Proposed Maximum      Proposed Maximum     Amount of Registration
    to be Registered        Registered (1)    Offering Price Per    Aggregated Offering          Fee (2)(3)
                                                   Unit (2)              Price (2)
- ----------------------------------------------------------------------------------------------------------------
Common Stock, par value     250,000 Shares          $22.11               $5,527,500              $1,630.61
 $.01 per share
- ----------------------------------------------------------------------------------------------------------------
Interest in the Plan             (3)                 (3)                    (3)                     (3)
================================================================================================================

(1) Also includes stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock.

(2) Estimated solely for the purpose of registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant's Shares, as reported on the New York Stock Exchange Composite Transaction on September 25, 1998.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan, such interests constituting separate securities required to be registered under the Securities Act and not requiring a separate registration fee.

                                    PART II
                                    -------

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the New Plan Realty Trust Retirement and 401(k) Savings Plan ("Plan"), New Plan Excel Realty Trust, Inc. ("Excel" or "Registrant") or New Plan Realty Trust ("New Plan") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (i) Annual Report of New Plan Realty Trust Retirement and 401(k) Savings Plan on Form 11-K;
     (ii) Joint Proxy Statement/Prospectus dated August 12, 1998, contained in Registration Statement on Form S-4, filed by Excel with the Commission on August 11, 1998 (file number 333-61131);
     (iii) Annual Report of Excel on Form 10-K for the year ended December 31, 1997;
     (iv)    Annual Report of New Plan on Form 10-K for the year ended July 31,
             1997;
     (v) Quarterly Report of Excel on Form 10-Q for the three-month period ended March 31, 1998 and June 30, 1998;
     (vi) Quarterly Report of New Plan on Form 10-Q for the three-month period ended October 31, 1997, January 31, 1998 and April 30, 1998;
     (vii) Current Reports of Excel on Form 8-K filed January 14, 1998, April 2, 1998, May 22, 1998, May 28, 1998 and July 14, 1998;
     (viii) Current Reports of New Plan on Form 8-K filed July 31, 1997, September 19, 1997, January 23, 1998, April 24, 1998, May 19, 1998,
             May 22, 1998 and August 13, 1998;
     (ix) the description of common stock of Excel contained in Registration Statement on Form 8-A, filed by Excel with the Commission on July 30, 1993 (file number 112244); and
     (x) the description of stock purchase rights contained in Registration Statement on Form 8-A, filed by Excel with the Commission on May 22, 1998 (file number 112244).

     All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's charter and bylaws require the Registrant to indemnify its directors, officers and certain other persons to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other persons against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceedings and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit or (iii) in the case of any criminal proceeding the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.  Exhibits

  Exhibit Number         Description
  --------------         -----------

       4.1 New Plan Realty Trust Retirement and 401(k) Savings Plan, amended and restated as of March 1 ("Plan").
       4.2               New Plan Realty Trust Retirement and 401(k) Savings
                         Trust, effective February 27, 1998.
       4.3               Articles of Amendment and Restatement, incorporated
                         by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-3 filed with the Commission on May 25, 1995, file number 33-59195.
       4.4 Articles Supplementary (Series A Preferred Stock), incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on February 7, 1997.
       4.5 Articles Supplementary (Series B Preferred Stock), incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on January 14, 1998.
       4.6               Stockholder Rights Agreement, dated as of May 15,
                         1998 between Excel Realty Trust, Inc. and BankBoston, N.A., which includes the form of Articles Supplementary of the Series C Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to the Registrant's Registration Statement on Form 8-A filed with the Commission on May 22, 1998, file number 112234.
       4.7 Articles of Amendment, incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 1, 1998.
       4.8 Articles Supplementary (Series D Preferred Stock), incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 1, 1998.
       4.9 Amended and Restated Bylaws, incorporated by reference to the Registrant's Registration Statement on Form S-3 filed with the Commission on October 1, 1998.
       5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the shares to be registered.
       5.2 New Plan Realty Trust has submitted the Plan and will submit any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.
       23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).
       23.2              Consent of PricewaterhouseCoopers LLP.

Item 9.  Undertakings.

     (i)  The undersigned Registrant hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1) and (2) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (ii) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of September, 1998.

                                       NEW PLAN EXCEL REALTY TRUST, INC.


                                       By: /s/ Arnold Laubich
                                          --------------------------
                                          Arnold Laubich
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the date indicated.

       Signature                       Title                      Date
       ---------                       -----                      ----
  /s/ William Newman           Chairman of the Board        September 28,1998
- ------------------------
     William Newman

  /s/ Arnold Laubich        Chief Executive Officer and
- ------------------------             Director
     Arnold Laubich        (Principal Executive Officer)    September 28,1998

   /s/ Gary B. Sabin          President and Director        September 28,1998
- ------------------------
     Gary B. Sabin

/s/ James M. Steuterman      Executive Vice President,
- ------------------------  Co-Chief Operating Officer and
  James M. Steuterman                Director               September 28,1998

  /s/ Richard B. Muir        Executive Vice President,
- ------------------------  Co-Chief Operating Officer and
    Richard B. Muir                  Director               September 28,1998

  /s/ David A. Lund          Chief Financial Officer
- ------------------------     (Principal Financial and
     David A. Lund              Accounting Officer)         September 28,1998

  /s/ Dean Bernstein      Senior Vice President - Finance
- ------------------------   and Multifamily and Director     September 28,1998
     Dean Bernstein

/s/ Raymond A. Bottorf               Director               September 28,1998
- ------------------------
   Raymond A. Bottorf

   /s/ Norman Gold                   Director               September 28,1998
- ------------------------
      Norman Gold

  /s/ Melvin Newman                  Director               September 28,1998
- ------------------------
     Melvin Newman

                                     Director               September __,1998
- ------------------------
      John Wetzler

  /s/ Gregory White                  Director               September 28,1998
- ------------------------
     Gregory White

 /s/ Boyd A. Lindqist                Director               September 28,1998
- ------------------------
   Boyd A. Lindquist


/s/ Robert E. Parsons, Jr.           Director               September 28,1998
- ------------------------
 Robert E. Parsons, Jr.

/s/ Bruce A. Staller                 Director               September 28,1998
- ------------------------
    Bruce A. Staller

  /s/ John H. Wilmot                 Director               September 28,1998
- ------------------------
     John H. Wilmot


     Pursuant to the requirements of the Securities Act, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 28th day of September, 1998.

                                       NEW PLAN REALTY TRUST RETIREMENT
                                       AND 401(k) SAVINGS PLAN

                                       By:  NEW PLAN REALTY TRUST,
                                            as Plan Administrator

                                       By:  /s/ Steven F. Siegel
                                            ---------------------------
                                            Steven F. Siegel

                                       Its: Senior Vice President
                                            ---------------------------


                                 EXHIBIT INDEX
                                 -------------

Exhibit             Description                                               Page Number in Signed
  No.               -----------                                               Registration Statement
- -------                                                                       ----------------------
4.1       New Plan Realty Trust Retirement and 401(k) Savings Plan,
          amended and restated as of March 1, 1998 ...........................           8
4.2       New Plan Realty Trust Retirement and 401(k) Savings Trust,
          effective February 27, 1998 ........................................          84
4.3       Articles of Amendment and Restatement, incorporated
          by reference to Amendment No. 1 to the Registrant's
          Registration Statement on Form S-3 filed with the
          Commission on May 25, 1995, file number 33-59195.
4.4       Articles Supplementary (Series A Preferred Stock),
          incorporated by reference to the Registrant's Current
          Report on Form 8-K filed with the Commission
          on February 7, 1997.
4.5       Articles Supplementary (Series B Preferred Stock),
          incorporated by reference to the Registrant's Current
          Report on Form 8-K filed with the Commission on
          January 14, 1998.
4.6       Stockholder Rights Agreement, dated as of May 15,
          1998 between Excel Realty Trust, Inc. and BankBoston,
          N.A., which includes the form of Articles Supplementary
          of the Series C Preferred Stock as Exhibit A, the form of
          Right Certificate as Exhibit B and the Summary
          of Rights to Purchase Preferred Shares as Exhibit C,
          incorporated by reference to the Registrant's Registration
          Statement on Form 8-A filed with the Commission on
          May 22, 1998, file number 112234.
4.7       Articles of Amendment, incorporated by reference to
          the Registrant's Registration Statement on Form S-3 filed
          with the Commission on October 1, 1998.
4.8       Articles Supplementary (Series D Preferred Stock),
          incorporated by reference to the Registrant's Registration
          Statement on Form S-3 filed with the Commission on
          October 1, 1998.
4.9       Amended and Restated Bylaws, incorporated by reference
          to the Registrant's Registration Statement on Form S-3
          filed with the Commission on October 1, 1998.
5.1       Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the
          legality of the Shares to be registered ............................         108
5.2       New Plan Realty Trust has submitted the Plan and will submit any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.
23.1      Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).
23.2      Consent of PricewaterhouseCoopers LLP ..............................         112